      As filed with the Securities and Exchange Commission on June 22, 1998

                                                      Registration No. _________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                          FIDELITY NATIONAL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           GEORGIA                                      58-1416811
   (State of incorporation)                 (I.R.S. Employer Identification No.)


                             -----------------------

             3490 PIEDMONT ROAD, SUITE 1550, ATLANTA, GEORGIA 30305
            --------------------------------------------------------
                        (Address of principal executive
                          offices, including zip code)

         FIDELITY NATIONAL CORPORATION TAX DEFERRED 401(K) SAVINGS PLAN
         --------------------------------------------------------------
                            (Full title of the plan)

                            ------------------------


          M. HOWARD GRIFFITH, JR.                   UGO F. IPPOLITO, ESQ.
          CHIEF FINANCIAL OFFICER                   MILLER & MARTIN LLP
          FIDELITY NATIONAL CORPORATION             TWELFTH FLOOR
          3490 PIEDMONT ROAD, SUITE 1550            100 GALLERIA PARKWAY, NW
          ATLANTA, GEORGIA 30305                    ATLANTA, GEORGIA 30339-3122
          (404) 639-6921                            (770) 850-6508

            (Name, address and telephone number, including zip code,
                             of agents for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
     Title of                               Amount             Proposed Maximum       Proposed Maximum
  Securities to                             to be              Offering Price            Aggregate               Amount of
  be Registered                          Registered(1)           Per Share (2)        Offering Price (2)     Registration Fee(2)
  -------------                          -------------         ----------------      ------------------      -------------------
Common Stock, without
stated value                                200,000                 $13.25               $2,650,000                $781.75
==================================================================================================================================

--------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low quoted selling prices of the Common Stock, as reported on the NASDAQ National Market System on June 15, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 are not filed as a part of this Registration Statement. This information will be sent or given to participants in the Fidelity National Corporation Tax Deferred 401(K) Savings Plan (the "Plan") as specified by Rule 428(b)(1) as promulgated under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents previously filed by Fidelity National Corporation (the "Corporation") with the Securities and Exchange Commission are hereby incorporated by reference:

                  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

                  (b) Report on Form 10-Q for the quarterly period ended March 31, 1998; and

                  (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997.

                  (d) The description of the Corporation's Common Stock which is contained in its Registration Statement filed on Form 10, dated August 27, 1993 and all amendments and reports filed for the purpose of updating that description.

                  All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  The legality of the shares of Common Stock offered hereby has been passed upon for the Corporation by Miller & Martin LLP, counsel to the Corporation.

Item 6.  Indemnification of Directors and Officers.

                  Section 14-2-851 of the Georgia Business Corporation Code provides for the indemnification of directors of the Corporation for liability and expenses incurred by them in connection with any civil, criminal or administrative claim or proceeding in which they may become involved by reason of being a director of the Corporation or by service, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of other companies in which the Corporation is a shareholder, creditor, or is otherwise interested. The Section applies to both civil and criminal actions (including civil actions brought as derivative actions by or in the right of the Corporation) and permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the Corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If the required standard of conduct is met, indemnification may include attorneys' fees, reasonable disbursements of the director or officer, judgments, fines, penalties or settlement payments. Directors who are successful with respect to any claim against them are entitled to indemnification as of right. On the other hand, if the charges made in any action are sustained, either the Board of Directors, acting by a majority of disinterested members, independent legal counsel or the majority of the disinterested stockholders entitled to vote can indemnify a director if they find that the required standard of conduct has been met and the director was not adjudged liable to the Corporation nor improperly received a personal benefit. If, in an action brought by or in the right of the Corporation, the director is adjudged to be liable for negligence or misconduct in the performance of his duty, a court in view of all the relevant circumstances can order indemnification for reasonable expenses incurred, unless the Corporation's articles of incorporation state otherwise. The shareholders themselves, by a majority of the votes entitled to be cast, can indemnify a director who does not meet the standards set forth in Section 14-2-851. Section 14-2-856 provides for such shareholder indemnification unless the director or officer is adjudged liable to the Corporation for the appropriation of a corporate business opportunity, for acts or omissions which involve intentional misconduct or a knowing violation of law, for unlawful distributions of corporate assets, or for any transaction from which he received an improper personal benefit.

                  Section 14-2-857 of the Georgia Business Corporation Code provides for the indemnification of officers of the Corporation (unless the articles of incorporation state otherwise) for reasonable expenses to the extent that the officer was successful, on the merits or otherwise, in the defense of any proceeding in which he was a party, or in defense of any claim, issue, or matter therein, because he is or was the officer of the Corporation. Unless the Corporation's articles of incorporation state otherwise, a court in view of all the relevant circumstances can order indemnification for reasonable expenses incurred. The Corporation may also provide for other methods of indemnification in its articles of incorporation, bylaws, general or specific action of its board of directors or contract. Officers who are also directors are limited to the indemnification provisions provided in the Georgia Business Corporation Code for directors.

                  Article Eight of the Corporation's Bylaws provides for indemnification of directors and officers of the Corporation for liabilities and expenses incurred by them in connection with any civil, criminal or administrative claim or proceeding in which they may become involved by reason of being a director or officer of the Corporation or by serving at the request of the Corporation, as a director, officer, employee, or agent of other companies in which the Corporation is a shareholder or creditor or is otherwise interested. Indemnification applies both to civil and criminal actions (including civil actions brought as derivative actions by or in the right of the Corporation) and permits indemnification if the director or officer acted in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation and, in addition, in criminal actions, if he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include disbursements (including attorneys' fees) of the director or officer, judgments, fines, and settlement payments. Directors and officers who are successful with respect to any claim against them are entitled to indemnification as of right. On the other hand, if the charges made in any action are sustained, either the Board of Directors, acting by a majority of disinterested members, independent legal counsel or the holders of a majority of the stock entitled to vote will determine if the required standard of conduct has been met. If, in an action brought by or in the right of the Corporation, the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty, he will only be entitled to such indemnity as the court shall deem proper.

                  The Corporation also maintains directors' and officers' liability insurance for the benefit of the Corporation and its directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Georgia law.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  4.1 Articles of Incorporation of Fidelity National Corporation, as amended (included herein by reference to Exhibits 3(a) and 4(a) to Fidelity National Corporation's Registration Statement on Form 10, Common File No. 0-22374, Exhibit 3(a) to Fidelity National Corporation's report on Form 8K dated August 4, 1995, Exhibit 3(e) to Fidelity National Corporation's report on Form 10K for the fiscal year ended December 31, 1996 and Exhibit 4(e) to Fidelity National Corporation's Report on Form 8-K dated June 23, 1997).

                  4.2 Bylaws of Fidelity National Corporation (incorporated herein by reference to Exhibits 3(b) and 4(b) of Fidelity National Corporation's Registration Statement on Form 10, Common File No. 0-22374).

                  4.3 Fidelity National Bank Defined Contribution Master Plan and Trust Agreement

                  4.4 Adoption Agreement #003

                  5 Opinion of Miller & Martin LLP

                  23.1 Consent of Miller & Martin LLP (included in Exhibit 5)

                  23.2 Consent of Ernst & Young LLP

                  24 Powers of Attorney

                  The Corporation undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

                  (a) The undersigned Corporation hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer, or controlling person of the Corporation in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 22, 1998.

                                 FIDELITY NATIONAL CORPORATION

                                 By:  /s/ James B. Miller, Jr.
                                     ------------------------------------------
                                     James B. Miller, Jr., Chairman of the Board
                                     of Directors

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 22, 1998 by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                      TITLE
             ---------                                      -----
/s/ James B. Miller, Jr.                        Chairman of the Board, President and
--------------------------------------          Chief Executive Officer (Principal
        James B. Miller, Jr.                    Executive Officer)

/s/ M. Howard Griffith, Jr.                     Chief Financial Officer (Principal
--------------------------------------          Financial and Accounting Officer)
        M. Howard Griffith, Jr.

*David R. Bockel                                Director
--------------------------------------
         David R. Bockel

*Edward G. Bowen                                Director
--------------------------------------
         Edward G. Bowen

*Kevin S. King                                  Director
--------------------------------------
          Kevin S. King

*Larry D. Peterson                              Director
--------------------------------------
        Larry D. Peterson

*Robert J. Rutland                              Director
--------------------------------------
        Robert J. Rutland

*W. Clyde Shepherd, Jr.                         Director
--------------------------------------
        W. Clyde Shepherd, Jr.

                                                Director
--------------------------------------
        Gordon M. Sherman


*R. Phillip Shinall, III                                      Director
----------------------------------------------------
               R. Phillip Shinall, III

*Rankin Smith, Jr.                                            Director
----------------------------------------------------
               Rankin Smith, Jr.

                                                              Director
----------------------------------------------------
               Felker W. Ward, Jr.

*By Power of Attorney

/s/ M. Howard Griffith, Jr.
----------------------------------------------------
               M. Howard Griffith, Jr.

                  The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 22nd day of June, 1998.

                                      FIDELITY NATIONAL CORPORATION
                                      TAX DEFERRED 401(K) SAVINGS PLAN

                                      By:      Fidelity National Bank

                                               By: /s/ Larry D. Peterson
                                                   -----------------------------
                                               Title:  President

                                  EXHIBIT INDEX

                                                                                           Sequentially
No.                                     Description                                       Numbered Page(*)
---                                     -----------                                       ----------------
4.1            Articles of Incorporation of Fidelity National
               Corporation, as amended (included herein by
               reference to Exhibits 3(a) and 4(a) to Fidelity
               National Corporation's Registration Statement on
               Form 10, Common File No. 0-22374, Exhibit 3(a)
               to Fidelity National Corporation's report on Form
               8K dated August 4, 1995, Exhibit 3(e) to Fidelity
               National Corporation's report on Form 10K for the
               fiscal year ended December 31, 1996 and Exhibit
               4(e) to Fidelity National Corporation's Report on
               Form 8-K dated June 23, 1997).

4.2            Bylaws of Fidelity National Corporation
               (incorporated herein by reference to Exhibits 3(b) and 4(b) of Fidelity National Corporation's
               Registration Statement on Form 10, Common File
               No. 0-22374).

4.3            Fidelity National Bank Defined Contribution Master
               Plan and Trust Agreement                                                        ______

4.4            Adoption Agreement #003                                                         ______

5              Opinion of Miller & Martin LLP                                                  ______

23.1           Consent of Miller & Martin LLP (included in Exhibit
               5)                                                                              ______

23.2           Consent of Ernst & Young LLP                                                    ______

24             Powers of Attorney                                                              ______

-------------------
                  (*) The page numbers where exhibits (other than those incorporated by reference) can be found are indicated only on the manually signed Registration Statement.